                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                              ----------------

                                  FORM 8-K
                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 1995

                     Doskocil Companies Incorporated
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            (Exact name of registrant as specified in its charter)


  Delaware                        0-7803                      13-2535513
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(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)

        2601 Northwest Expressway, Suite 1000W, Oklahoma City, OK 73112
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   (Address of principal executive offices)                      (Zip Code)

                               (405) 879-5500
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           Registrant's telephone number, including area code:


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        (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

    On May 1, 1995, the Company announced that it had entered into an agreement to sell the assets representing its Retail Division to Thorn Apple Valley, Inc. for cash and the assumption of certain related liabilities. The sale is scheduled to close on May 30, 1995. The net proceeds of approximately $64 million will be used to retire a portion of the Company's existing bank debt and to pay expenses of the transaction (the "Disposition"). The agreement also includes a five year earnout of up to an additional $10 million upon achievement of certain incentive targets.

    As a result of the Disposition, the Company's revenue will be reduced by the division's sales, which were approximately $238 million in 1994. Return on sales at both the operating income and EBITDA levels are expected to increase significantly. Interest expense will be reduced as $64 million of long-term debt will be removed from the balance sheet. The Company expects to write off approximately $65 million of post bankruptcy intangibles associated with the Retail Division.

    On May 3, 1995, the Company announced results from continuing operations for the quarter ended April 1, 1995. Sales for the quarter were $139.4 million, an increase of 48% over the $94.3 million for the same period last year. Operating income for the quarter was $7.8 million compared to $1.2 million in 1994. Net income from continuing operations was $1.8 million, compared to a loss of $0.4 million for the year-ago quarter. Earnings per share from continuing operations were $0.14 versus a loss of $.06 for the 1994 first quarter. The 1995 results include the Specialty Brands Division acquired from International Multifoods Corporation in June, 1994.

    The results of the Retail Division are accounted for as discontinued operations. Earnings from discontinued operations were a loss of $2.4 million, or ($0.19) per share, compared to breakeven in the 1994 quarter. Results included goodwill, interest and taxes associated with the Retail Division.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (b) Pro Forma Financial Information.

    The following pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 1994 has been prepared assuming the Specialty Brands acquisition which was consummated on June 1, 1994, the Rights Offering which was completed in October 1994 and the Disposition had occurred on
January 2, 1994 and that the net proceeds from the Rights Offering and the Disposition were used to repay indebtedness under the term loan agreement. The pro forma condensed consolidated statement of operations includes the historical consolidated results of the Company for the fiscal year ended December 31, 1994 less the historical results of the Retail Division for the same period and the historical results of operations of the Specialty Brands Division for the five months ended May 31, 1994 and the related pro forma adjustments.

    The following pro forma condensed consolidated statement of operations for the quarter ended April 1, 1995 has been prepared assuming the Disposition had occurred on January 2, 1994 and that the net proceeds from the Disposition had been used to repay indebtedness under the term loan agreement.

The pro forma condensed consolidated statement of operations includes the historical consolidated results of the Company less the historical results of the Retail Division for the quarter ended April 1, 1995, and the related pro forma adjustments.

    The pro forma results of operations are not necessarily indicative of results of operations that would have resulted had the Disposition actually occurred on January 2, 1994 nor are they necessarily indicative of future results of operations. As a result of the pro forma assumption that the sale took place at the beginning of the earliest period presented, the pro forma interest expense and amortization of intangibles will not agree with that presented in the historical financial statement.

    The following pro forma condensed consolidated balance sheet has been prepared assuming the Disposition had been consummated on April 1, 1995 and reflects the historical consolidated accounts of the Company less the historical accounts of the Retail Division as of April 1, 1995 and the related pro forma adjustments.


                       DOSKOCIL COMPANIES INCORPORATED
                  (to be known as Foodbrands America, Inc.)
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FISCAL YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                 HISTORICAL            PRO FORMA ADJUSTMENTS
                                          -------------------------  --------------------------
                                                         SPECIALTY      RETAIL                       PRO FORMA
                                            COMPANY        BRANDS     DIVISION (A)     OTHER        OPERATIONS
                                          ------------  -----------  ------------   ------------  ---------------
                                            (FOR THE     (FOR THE      (FOR THE
                                           YEAR ENDED   FIVE MONTHS   YEAR ENDED
                                          DECEMBER 31,   ENDED MAY   DECEMBER 31,
                                             1994)       31, 1994)      1994)
Net sales...............................   $  750,660    $  78,914    $ (238,308)  $             $    591,266
Cost of sales...........................      604,251       56,905      (194,133)       (854)(b)      466,169
                                          ------------  -----------  ------------                ---------------
Gross profit............................      146,409       22,009       (44,175)                     125,097
Operating expenses:
  Selling...............................       91,308       15,974       (39,143)                      68,139
  General and administrative............       27,499        1,814        (3,348)        (12)(b)       25,953
  Amortization of intangible assets.....        7,365          677        (3,242)        159(c)         4,383
                                                                                        (576)(d)
  Provision for restructuring and
   integration..........................       12,500                     (1,914)                      10,586
                                          ------------  -----------  ------------                ---------------
    Total...............................      138,672       18,465       (47,647)                     109,061
                                          ------------  -----------  ------------                ---------------
Operating income (loss).................        7,737        3,544         3,472                       16,036
Other income (expense):
  Interest and financing costs..........      (20,173)          (7)        5,071       2,555(e)       (15,426)
                                                                                      (3,600)(f)
                                                                                         728(g)
  Other, net............................         (681)         (29)          (21)                        (731)
                                          ------------  -----------  ------------                ---------------
    Total...............................      (20,854)         (36)        5,050                      (16,157)
Income (loss) from continuing operations
 before income taxes....................      (13,117)       3,508         8,522                         (121)
Provision for income taxes..............         (600)      (1,476)       (3,238)       (367)(h)         (967)
                                                                                       4,714(i)
                                          ------------  -----------  ------------                ---------------
Income (loss) from continuing
 operations.............................   $  (13,717)   $   2,032    $    5,284                 $     (1,088)
                                          ------------  -----------  ------------                ---------------
                                          ------------  -----------  ------------                ---------------
Earnings (loss) per share:
  Income (loss) from continuing
   operations...........................   $    (1.57)                                           $      (0.09)(j)
                                          ------------                                           ---------------
                                          ------------                                           ---------------

See accompanying notes to the Pro Forma Condensed Consolidated Statements of Operations.

                          QUARTER ENDED APRIL 1, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           PRO FORMA ADJUSTMENTS
                                                           HISTORICAL   ---------------------------
                                                           -----------     RETAIL                       PRO FORMA
                                                             COMPANY    DIVISION (A)      OTHER        OPERATIONS
                                                           -----------  ------------  -------------  ---------------
Net sales................................................  $   184,211   $  (44,806)  $              $    139,405
Cost of sales............................................      146,903      (38,677)                      108,226
                                                           -----------  ------------                 ---------------
Gross profit.............................................       37,308       (6,129)                       31,179
Operating expenses:
  Selling................................................       22,682       (6,213)                       16,469
  General and administrative.............................        7,114       (1,253)                        5,861
  Amortization of intangible assets......................        2,066         (985)       (144)(d)           937
                                                           -----------  ------------                 ---------------
    Total................................................       31,862       (8,451)                       23,267
                                                           -----------  ------------                 ---------------
Operating income (loss)..................................        5,446        2,322                         7,912
Other income (expense):
  Interest and financing costs...........................       (5,585)       1,230         400(g)         (3,955)
  Other, net.............................................         (149)          (8)                         (157)
                                                           -----------  ------------                 ---------------
    Total................................................       (5,734)       1,222                        (4,112)
Income (loss) from continuing operations before income
 taxes...................................................         (288)       3,544                         3,800
Provision for income taxes...............................         (275)      (1,175)       (207)(h)        (1,657)
                                                           -----------  ------------                 ---------------
Income (loss) from continuing operations.................  $      (563)  $    2,369                  $      2,143
                                                           -----------  ------------                 ---------------
                                                           -----------  ------------                 ---------------
Earnings (loss) per share: Income (loss) from continuing
 operations..............................................  $     (0.05)                              $       0.17   (j)
                                                           -----------                               ---------------
                                                           -----------                               ---------------

See accompanying notes to the Pro Forma Condensed Consolidated Statements of Operations.

                       DOSKOCIL COMPANIES INCORPORATED
                   (to be known as Foodbrands America, Inc.)
       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
      FISCAL YEAR ENDED DECEMBER 31, 1994 AND QUARTER ENDED APRIL 1, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1.

  The pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 1994 has been prepared assuming the Specialty Brands acquisition which was consummated on June 1, 1994, the Rights Offering which was completed in October 1994 and the Disposition had occurred on January 2, 1994 and that the net proceeds from the Rights Offering and the Disposition were used to repay indebtedness under the term loan agreement. The pro forma condensed consolidated statement of operations includes the historical consolidated results of the Company for the fiscal year ended December 31, 1994 less the historical results of the Retail Division for the same period and the historical results of operations of the Specialty Brands Division for the five months ended May 31, 1994 and the related pro forma adjustments.

  The pro forma condensed consolidated statement of operations for the quarter ended April 1, 1995 has been prepared assuming the Disposition had occurred on January 2, 1994 and that the net proceeds from the Disposition had been used to repay indebtedness under the term loan agreement. The pro forma condensed consolidated statement of operations includes the historical consolidated results of the Company less the historical results of the Retail Division for the quarter ended April 1, 1995, and the related pro forma adjustments.

    The pro forma results of operations are not necessarily indicative of results of operations that would have resulted had the Disposition actually occurred on January 2, 1994 nor are they necessarily indicative of future results of operations. As a result of the pro forma assumption that the sale took place at the beginning of the earliest period presented, the pro forma interest expense and amortization of intangibles will not agree with that presented in the historical financial statement.

NOTE 2.  PRO FORMA ADJUSTMENTS

  (a) To  adjust  the  historical   Company  financial  statements  for  the
      Disposition of the Retail Division.

  (b) To record the net change in depreciation expense related to the Specialty Brands acquisition based on the fair value of depreciable assets, versus their historical cost, using the straight line method over their estimated useful lives.

  (c) To record the net change in amortization expense related to the Specialty Brands acquisition based on the amortization of trademarks over 25 years and goodwill over a period of 40 years, and elimination of the amortization of the historical goodwill of Specialty Brands.

  (d) To  reduce  amortization  expense   related  to  a  reduction  in   the
      Reorganization  Value  in  Excess of  Amounts  allocable  to Identifiable
      Assets  resulting   from   the   utilization  of   net   operating   loss
      carryforwards.

  (e) To reduce interest expense for the reduction of debt in the amount of $35 million from the Rights Offering proceeds.

  (f) To record additional interest attributable to the increase in bank debt to finance the Specialty Brands acquisition, record amortization of debt issue costs over the term of the new bank debt and eliminate amortization of debt issue costs attributable of debt which was extinguished.

  (g) To reduce interest expense related to debt reduced or eliminated with the proceeds from the Disposition.

  (h) To record the tax affect attributable to the net pro forma adjustments based on the statutory (federal and state) tax rate.

  (i) To eliminate taxes for Specialty Brands and the Retail Division which have been offset by losses of the Company. The pro forma tax provision and effective tax rate is not necessarily indicative of the expected amounts and rates for 1995.

  (j) The weighted average number of common and common equivalent shares used in the pro forma earnings per share computation were 12,448,000 which represents the number of shares outstanding at December 31, 1994 after the Rights Offering.

NOTE 3.  PRO FORMA INCOME BEFORE RESTRUCTURING PROVISION

  Pro forma income from continuing operations for the year ended December 31, 1994, after adding back the provision for restructuring and integration and applying statutory tax rates, would have been $6.5 million.

                       DOSKOCIL COMPANIES INCORPORATED
                   (to be known as Foodbrands America, Inc.)
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 APRIL 1, 1995
                                 (IN THOUSANDS)
                                     ASSETS

                                                                         PRO FORMA ADJUSTMENTS
                                                                      ----------------------------
                                                                         RETAIL                       PRO FORMA
                                                           COMPANY    DIVISION (A)      OTHER       BALANCE SHEET
                                                         -----------  ------------  --------------  -------------
Current assets:
  Cash and cash equivalents............................  $     5,989   $            $     6,021(b)   $    12,010
  Receivables..........................................       38,768      (10,738)                        28,030
  Inventories..........................................       64,273      (10,096)                        54,177
  Other current assets.................................        3,439       (1,151)                         2,288
                                                         -----------  ------------                  -------------
    Total current assets...............................      112,469      (21,985)                        96,505
                                                         -----------  ------------                  -------------
Property, plant and equipment..........................      155,250      (28,009)                       127,241
  Accumulated depreciation and
   amortization........................................      (39,427)       5,363                        (34,064)
                                                         -----------  ------------                  -------------
    Net property, plant and equipment..................      115,823      (22,646)                        93,177
                                                         -----------  ------------                  -------------
Intangible assets......................................      103,031      (16,000)                        87,031
  Accumulated amortization.............................       (6,101)       2,815                         (3,286)
                                                         -----------  ------------                  -------------
    Net intangible assets..............................       96,930      (13,185)                        83,745
                                                         -----------  ------------                  -------------
Reorganization value in excess of amounts allocable to
 identifiable assets...................................       98,652      (48,833)      (11,525)(c)       38,294
  Accumulated amortization.............................      (17,257)       8,542                         (8,715)
                                                         -----------  ------------                  -------------
    Net reorganization value...........................       81,395      (40,291)                        29,579
                                                         -----------  ------------                  -------------
Deferred charges and other assets......................       43,199         (186)       (2,321)(d)       40,692
                                                         -----------  ------------                  -------------
                                                         $   449,816   $  (98,293)                   $   343,698
                                                         -----------  ------------                  -------------
                                                         -----------  ------------                  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt.................  $     3,098   $   (1,418)  $                $     1,680
  Accounts payable.....................................       16,316       (3,041)        6,100(e)        19,375
  Accrued liabilities..................................       41,939       (3,555)       (1,914)(f)       36,470
                                                         -----------  ------------                  -------------
    Total current liabilities..........................       61,353       (8,014)                        57,525
                                                         -----------  ------------                  -------------
Long-term debt.........................................      230,184       (6,267)      (58,000)(g)      165,917
Other long-term liabilities............................       80,355                                      80,355
Stockholders' Equity
  Common stock.........................................          124                                         124
  Capital in excess of par value.......................      151,046                                     151,046
  Retained earnings....................................      (71,671)                   (38,023)(h)     (109,694)
  Minimum pension liability adjustment.................       (1,575)                                     (1,575)
  Investment of and advances from parent...............      --           (84,012)       84,012(i)       --
                                                         -----------  ------------                  -------------
    Total stockholders' equity.........................       77,924      (84,012)                        39,901
                                                         -----------  ------------                  -------------
                                                         $   449,816   $  (98,293)                   $   343,698
                                                         -----------  ------------                  -------------
                                                         -----------  ------------                  -------------

 See accompanying notes to the Pro Forma Condensed Consolidated Balance Sheet.

                       DOSKOCIL COMPANIES INCORPORATED
                   (to be known as Foodbrands America, Inc.)
            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 APRIL 1, 1995
                                 (IN THOUSANDS)

NOTE 1.

    The pro forma condensed consolidated balance sheet has been prepared assuming the Disposition had been consummated on April 1, 1995 and reflects the historical consolidated accounts of the Company less the historical accounts of the Retail Division as of April 1, 1995 and the related pro forma adjustments.

NOTE 2.  LOSS ON DISPOSITION

Sales price:
  Cash to be received....................................................  $  64,021
  Liabilities to be assumed..............................................     14,281
                                                                           ---------
    Total sales price....................................................     78,302
Allocation of proceeds:
  Receivables............................................................     10,738
  Inventory..............................................................     10,096
  Other current assets...................................................      1,151
  Property, plant and equipment..........................................     22,646
  Intangible assets......................................................     53,476
  Other assets...........................................................        186
  Expenses of Disposition................................................      6,100
                                                                           ---------
                                                                           $ (26,091)
Income tax provision.....................................................    (11,525)
                                                                           ---------
Loss on Disposition......................................................  $ (37,616)
                                                                           ---------
                                                                           ---------

  The income tax provision reflects a taxable gain resulting from the difference between the book and tax basis of the assets.

  In addition to the above cash proceeds and assumption of debt, the purchaser has agreed to pay the Company an additional $10 million maximum under a five year earnout agreement based upon an increase in the market value of the purchaser's common stock.

NOTE 2.  PRO FORMA ADJUSTMENTS

  (a) To adjust consolidated balance sheet for Retail Division assets sold.

  (b) Proceeds to be utilized for payment of expenses of Disposition.

  (c) To reduce Reorganization Value in Excess of Amounts Allocable to Identifiable Assets for the benefit of net operating loss carryforward utilization due to the tax gain on the Disposition.

  (d) Write off of a portion of the deferred loan costs related to the Company's term loan.

  (e) Increase in current liabilities for the expenses related to the Disposition.

  (f) Decrease in accrued liabilities for the Restructuring Accruals related to the Retail Division.

  (g) Proceeds of $58 million used to reduce debt under the Company's term loan agreement.

  (h) Impact on retained earnings of Disposition and related pro forma adjustments.

  (i) Elimination of investment of and advances from parent.

    (c) Exhibits.

         (2) Asset Purchase Agreement By and Among Thorn Apple Valley, Inc. and Doskocil Companies Incorporated and Wilson Foods Corporation, Concordia Foods Corporation, Dixie Foods Company and Shreveport Foods Company dated as of April 29, 1995.

                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DOSKOCIL COMPANIES INCORPORATED


                                      By: /s/ William L. Brady
                                          ----------------------------------
                                          William L. Brady
                                          Vice President and Controller



Dated May 5, 1995

                               EXHIBIT INDEX

     EXHIBIT
      NUMBER                    DESCRIPTION                        PAGE NO.
      ------                    -----------                        --------
        2         Asset Purchase Agreement By and Among Thorn
                  Apple Valley, Inc. and Doskocil Companies
                  Incorporated and Wilson Foods Corporation,
                  Concordia Foods Corporation, Dixie Foods
                  Company and Shreveport Foods Company dated
                  as of April 29, 1995.